Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-116864 of Cabela’s Incorporated on Form S-8 of our report dated June 26, 2006 appearing in this Annual Report on Form 11-K of Cabela’s Incorporated 401(k) Savings Plan for the years ended December 31, 2005 and 2004.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 26, 2006

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